Exhibit 10.15

RELIANT PHARMACEUTICALS, LLC.

EQUITY INCENTIVE PLAN

RESTRICTED UNIT AGREEMENT

Unless otherwise specified herein, all capitalized terms shall have the same meanings as set forth in the Reliant Pharmaceuticals, LLC Equity Incentive Plan (the “Plan”).

I.	NOTICE OF GRANT

Ernest Mario
___________________
___________________
___________________

You (“Participant”) are hereby granted Class One Common Units (the “Units”) in the Company, subject to the terms and conditions of the Plan and this Restricted Unit Agreement. The terms of your grant are set forth below:

Date of Grant:	December 31, 2003

Vesting Commencement Date:	April 29, 2003

Grant Price per Unit:	$0.01

Units Granted:	137,256

Total Grant Price:	$1,372.56

Vesting Schedule:

The Units subject to this Restricted Unit Agreement (the “Restricted Units”) shall vest and be released from Repurchase (as defined below), according to the following schedule:

Participant shall be fully vested in 45,752 Units on the date hereof. Participant shall vest in 45,752 Units on each anniversary of the Vesting Commencement Date, so that all of the Restricted Units shall be vested on the second anniversary of the Vesting Commencement Date; provided, however, that Participant shall be 100% vested in all of the Restricted Units upon the effective date of a Change in Control (as defined below).

Restricted Units shall vest only for so long as Participant remains a Service Provider.

“Change of Control” shall mean (i) the sale, lease, exchange, license or other disposition of all or substantially all of Company’s assets in one transaction or series of related transactions; (ii) a merger or consolidation as a result of which the holders of Company’s issued and outstanding voting securities immediately before such transaction own or control less than a majority of the voting securities of the continuing or surviving entity immediately after such transaction and/or (iii) the acquisition (in one or more transactions) by any person or persons acting together or constituting a “group” under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with any affiliates thereof (other than members of the Company as of the date hereof and their respective affiliates) of beneficial ownership (as defined in Rule 13d-3 under such Exchange Act) or control, directly or indirectly, of at least eighty percent (80%) of the total voting power of all classes of securities entitled to vote generally in the election of the Company’s board of managers or similar governing body; provided that for the purposes of the immediately preceding clause (iii) neither a public offering of Company’s securities nor any financing transaction or series of financing transactions shall constitute a Change of Control.

II. AGREEMENT

1. Grant of Restricted Units. The Company hereby grants to the Participant the right to purchase the number of Restricted Units set forth in the Notice of Grant, at the purchase price set forth in the Notice of Grant (the “Grant Price”). Participant has ten (10) days from the Date of Grant set forth in the Notice of Grant to exercise his/her right to purchase the Restricted Units and deliver the Purchase Price. If Participant does not so exercise his/her right to purchase the Restricted Units, then this Agreement shall be null and void and Participant shall have no further rights in the Restricted Units.

Notwithstanding anything to the contrary anywhere else in this Restricted Unit Agreement, this grant of Restricted Units is subject to the terms, definitions and provisions of the Plan, the Employment Agreement and the LLC Agreement which are incorporated herein by reference.

The Company intends to convert from a limited liability company to a C-Corporation effective on or about March 31, 2004. Upon such conversion all references in this Agreement to Restricted Units shall refer to common stock into which the units will convert. Additionally, upon such conversion all references to LLC Agreement shall refer to any Stockholders Agreement which may be entered into in connection with such conversion.

2. Purchase and Method of Payment. Payment of the Grant Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) cash;

(b) check; or

(c) with the consent of the Company’s Board of Managers or committee thereof that is responsible for the administration of the Plan (the “Administrator”), property of any kind which constitutes good and valuable consideration (including the surrender of underlying Units).

Participant shall, deliver the Grant Price to the Company along with his or her Investment Representation Statement in the form attached hereto as Exhibit A.

3. Vesting. Participant shall vest in the Restricted Units as set forth in the Notice of Grant. For purposes of this Restricted Unit Agreement, the Restricted Units shall vest based upon Participant’s continued status as a Service Provider. Upon termination of Participant’s status as a Service Provider, the unvested portion of the Restricted Units (“Unvested Units”) shall be subject to Repurchase. The vested portion of the Restricted Units (“Vested Units”) shall not be subject to Repurchase.

4. Repurchase.

(a) If Participant ceases to be a Service Provider for any reason, the Company shall purchase from the Holder thereof, all of the Participant’s Unvested Units as of the date on which Participant ceases to be a Service Provider (the “Repurchase”) at the lesser of (i) the Grant Price or (ii) the Fair Market Value thereof (the “Repurchase Price”). The Company shall deliver the Repurchase Price, to the Holder by check, cash or wire transfer within ninety (90) days of the date on which Participant ceases to be a Service Provider.

(b) The Unvested Units shall be released from Repurchase in accordance with the Vesting Schedule set forth in the Notice of Grant until all Units are released from Repurchase.

5. Rights and Obligations as a Member. Subject to Repurchase the Participant shall have all rights of a Common Holder with respect to the Restricted Units as provided in the LLC Agreement. By executing this Agreement, Participant, without further action on his or her part, agrees to be deemed a party to, a signatory of and bound by the LLC Agreement, and the Restricted Units shall be subject to such rights and restrictions as contained therein. Participant shall enjoy rights as a Common Holder and shall be subject to all of the limitations, restrictions and obligations contained in the LLC Agreement as a Common Holder, until such time as Holder disposes of the Units or the Company and/or its assignee(s) exercises the Right of First Refusal or Rights of Repurchase provided in this Agreement or otherwise in the LLC Agreement. Upon such exercise, Participant shall have no further rights as a holder of the Units so purchased except the right to receive payment for the Units so purchased in accordance with the provisions of this Agreement and the LLC Agreement. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Participant, except as specifically provided herein.

6. Participant’s Rights to Transfer Units.

(a) Transfer. Participant may transfer the Restricted Units (or any securities into which such Units may be converted), subject only to the restrictions contained in this Section 6 and the LLC Agreement; provided however no Restricted Units may be transferred (i) to a direct competitor of the Company as determined by the Board or (ii) for consideration other than cash.

(b) Company’s Right of First Refusal. Before any Units (or any securities into which such Restricted Units may be converted) held by Participant or any permitted transferee (each, a “Holder”) may be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of (including transfer by gift or operation of law, collectively a “Transfer”

or “Transferred”), the Company or its assignee(s) shall have a right of first refusal to purchase the Restricted Units on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Restricted Units shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise Transfer such Restricted Units; (ii) the name of each proposed transferee (“Proposed Transferee”); (iii) the Restricted Units to be Transferred to each Proposed Transferee; and (iv) the bona fide cash price for which the Holder proposes to Transfer the Restricted Units (the “Offered Price”), and the Holder shall offer the Restricted Units at the Offered Price to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. Within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the Restricted Units proposed to be Transferred to any one or more of the Proposed Transferees. The purchase price will be determined in accordance with subsection (iii) below.

(iii) Purchase Price. The purchase price (“Purchase Price”) for the Restricted Units repurchased under this Section shall be the Offered Price.

(iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(v) Holder’s Right to Transfer. If all of the Restricted Units proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then subject to any rights of first refusal and other restrictions on transfer contained in the LLC Agreement, the Holder may sell or otherwise Transfer such Restricted Units to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other Transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other Transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section and the Restricted Unit Agreement, as applicable, shall continue to apply to the Restricted Units in the hands of such Proposed Transferee. If the Restricted Units described in the Notice are not Transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Restricted Units held by the Holder may be sold or otherwise Transferred. The Company’s Right of First Refusal as contained herein shall be in addition to and arise prior to any rights of first refusal contained in the LLC Agreement.

(c) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the Transfer of any or all of the Restricted Units during the Participant’s lifetime or on the Participant’s death by will or intestacy to the

Participant’s Immediate Family shall be exempt from the Right of First Refusal. Participant’s Immediate Family includes Participant’s and Participant’s Immediate Family’s trusts, foundations, partnerships and other family entities. In such case, the transferee or other recipient shall receive and hold the Restricted Units so Transferred subject to the provisions of this Section, Section 4, Section 7 and the Restricted Unit Agreement, as applicable, and there shall be no further Transfer of such Restricted Units except in accordance with the terms of this Section

(d) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to all Restricted Units (and any securities of the Company in which such Restricted Units may be converted) ninety (90) days after a sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (a “Public Offering”).

7. Company Call Right.

(a) If Participant ceases to be a Service Provider for any reason, the Company shall have the right to purchase any or all of the Vested Units (or any securities into which such Units may be converted) then owned by the Holder of such Vested Units at a price equal to the Fair Market Value of the Vested Units on the date on which the Participant ceases to be a Service Provider (the “Call Right”).

(b) The Company may exercise the Company Call Right by delivering personally or by registered mail to Holder within ninety (90) days of the date on which Participant ceases to be a Service Provider, a notice in writing indicating the Company’s intention to exercise the Company Call Right and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company’s office.

(c) At its option, the Company may elect to make payment for the Vested Units to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Holder stating the name and address of the bank, date of closing, and waiving the closing at the Company’s office.

(d) If the Company does not elect to exercise the Company Call Right conferred above by giving the requisite notice within ninety (90) days following the date on which Participant ceases to be a Service Provider, the Company Call Right shall terminate.

(e) The Company Call Right shall terminate as to all Units (or any securities into which such Units may be converted) ninety (90) days after a Public Offering.

8. Lock-Up Period. Participant hereby agrees that if so requested by the Company (any successor thereto) or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), Participant shall not sell or otherwise transfer any Units (or any securities of the Company in which such Units may be converted) or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the

“Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

9. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Restricted Units that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the LLC Agreement or (ii) to treat as owner of such Restricted Units or to accord the right to vote or pay dividends to any Participant or other transferee to whom such Restricted Units shall have been so transferred.

10. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

11. Arbitration. Except as provided in Section 19 hereof, in the event that there shall be a dispute among the parties arising out of or relating to this Restricted Unit Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration in Newark, New Jersey, administered by the American Arbitration Association (the “AAA”), in accordance with AAA’s Commercial Arbitration Rules, to which shall be added the provisions of the Federal Rules of Civil Procedure relating to the Production of Evidence, and the parties agree that the arbitrators may impose sanctions in their discretion to enforce compliance with discovery and other obligations. Such arbitration shall be presided over by a single arbitrator. If the Participant, on the one hand, and the Company, on the other hand, do not agree on the arbitrator within fifteen (15) days after a party requests arbitration, the arbitrator shall be selected by the Executive and the Company from a list of five (5) potential arbitrators provided by AAA. Such list shall be provided within ten (10) days of the request of any party for arbitration. The party requesting arbitration shall delete one name from the list. The other party shall delete one name from the list. This process shall then be repeated in the same order, and the last remaining person on the list shall be the arbitrator. This selection process shall take place within the two (2) business days following both parties’ receipt of the list of five (5) potential arbitrators. Hearings in the arbitration proceedings shall commence within twenty (20) days of the selection of the arbitrator or as soon thereafter as the arbitrator is available. The arbitrator shall deliver his or her opinion within twenty (20) days after the completion of the arbitration hearings. The arbitrator’s decision shall be final and binding upon the parties, and may be entered and enforced in any court of competent jurisdiction by either of the parties. The arbitrator shall have the power to grant temporary, preliminary and permanent relief, including without limitation, injunctive relief and specific performance. Unless otherwise ordered by the arbitrator pursuant to this Agreement, the arbitrator’s fees and expenses shall be shared equally by the parties.

12. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party. Participant further agrees to notify the Company upon any change in the residence address indicated below.

13. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

14. Entire Agreement. The Plan and LLC Agreement are incorporated herein by reference. This Agreement, the Plan, the Investment Representation Statement and the LLC Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

15. Spousal Consent. As a further condition to the Company’s and Participant’s obligations under this Agreement, the spouse of the Participant, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit B.

16. Tax Consultation.

Participant understands that he or she may suffer adverse tax consequences as a result of his or her purchase or disposition of the Restricted Units. Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

17. Governing Law. This Restricted Unit Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state. The parties irrevocably agree that all actions to enforce an arbitrator’s decision pursuant to Section 11 of this Restricted Unit Agreement shall be instituted and litigated only in federal, state or local courts sitting in Newark, New Jersey and each of such parties hereby consents to the exclusive jurisdiction and venue of such court and waives any objection based on forum non conveniens.

18. WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE, RELEASE AND RELINQUISH ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS TO ENFORCE AN ARBITRATOR’S DECISION PURSUANT TO SECTION 11 OF THIS RESTRICTED UNIT AGREEMENT.

19. Severability. Should any provision of this Restricted Unit Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

20. No Right to Employment. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE RESTRICTED UNITS HEREIN GRANTED CONTINUE TO VEST ONLY FOR PERIODS DETERMINED WITH REFERENCE TO THE PERIOD OF CONTINUED CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED OR ACQUIRING UNITS HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S EQUITY INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE.

21. Representations of Participant. Participant acknowledges that he or she has received, read and understood the Plan, the LLC Agreement, this Restricted Unit Agreement and is familiar with their terms and provisions. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

RELIANT PHARMACEUTICALS, LLC

By:	/s/ Joseph J. Krivulka
Title:	President

Address:	110 Allen Road
Liberty Corner, New Jersey 07938

PARTICIPANT

/s/ Ernest Mario
Ernest Mario

Address:

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT:	ERNEST MARIO

COMPANY :	RELIANT PHARMACEUTICALS, LLC.

SECURITY :	CLASS ONE COMMON UNITS

AMOUNT :	137,256 UNITS

DATE :	December 31, 2003

In connection with the purchase of the above-listed Securities, the undersigned Participant represents to the Company the following:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant has received and read the financial information provided by the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with the managers, officers and other management personnel of the Company. Participant has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the risks, terms and conditions of this investment.

(b) Participant (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in these Securities, (ii) is able to bear the complete loss of his investment in these Securities, and (iii) is an “accredited investor” as that term is defined in Rule 501(a)(3) under the Securities Act of 1933, as amended (the “Securities Act”).

(c) Participant is acquiring these Securities for investment purposes for Participant’s own account only and not with a view to distributing or resale of all or any part thereof in any transaction which would constitute a “distribution” within the meaning of the Securities Act. Participant acknowledges that none of the Securities have been registered under the Securities Act and, except as may be specifically agreed to by the Company, the Company is under no obligation to file a registration statement with the Securities and Exchange Commission with respect to all or any part of such Securities.

Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

Signature of Participant:

/s/ Ernest Mario
Ernest Mario

Date: December 31, 2003

2

CONSENT OF SPOUSE

I, Mildred Martha Mario, spouse of Ernest Mario, have read and approve the foregoing Restricted Unit Agreement. In consideration of granting of the right to my spouse to purchase Class One Common Units of Reliant Pharmaceuticals, LLC as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: December 31, 2003

/s/ Mildred M. Mario
Mildred Martha Mario